UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: October 17, 2005 (Date of earliest event reported: October 11, 2005)
TEAM HEALTH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Tennessee	333-80337	62-1562558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Winston Road
Suite 300
Knoxville, Tennessee 37919
(Address of Principal Executive Offices, including Zip Code)
(865) 693-1000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE

Item 1.01. Entry into A Material Definitive Agreement.
     On October 11, 2005, Team Health, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Team Health Holdings, L.L.C. (“Holdings”), Team Finance LLC (“Team Finance”), Team Health MergerSub, Inc. (“Team MergerSub”), Ensemble Parent LLC (“Purchaser”) and Ensemble Acquisition LLC (“PurchaserSub”). Team Finance is directly owned by Holdings and Team MergerSub is directly owned by Team Finance. Purchaser and PurchaserSub are entities affiliated with The Blackstone Group.
     The Merger Agreement contemplates a reorganization in which Team MergerSub will merge with and into the Company, and each outstanding share of common stock of the Company, except those owned by Holdings (which will be canceled and will cease to exist), will be converted into common units of Holdings (the “Reorganization Merger”). Options to purchase common stock of the Company outstanding at the time of the Reorganization Merger shall be converted into the right to receive from the surviving corporation $59.01 per option in cash, without interest, less the exercise price of such option, subject to certain customary adjustments.
     The Merger Agreement also contemplates a recapitalization in which PurchaserSub will merge with and into Holdings and certain outstanding common units of Holdings will be converted into the right to receive from the Purchaser $59.01 per share in cash, without interest, subject to certain customary adjustments (the “Recapitalization Merger”). Certain outstanding common units of Holdings will be converted on a one-for-one basis into Class A Common Units of the surviving company.
     Consummation of the merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments to the consummation of the merger and the receipt of certain regulatory approvals. Purchaser has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions.
     Pursuant to the Merger Agreement, Holdings covenants to cause the Company not to (i) file any amendment to its Registration Statement on Form S-1, as filed with the SEC on August 16, 2005, or (ii) to take any steps for the purpose of making the S-1 effective, provided that Holdings may withdraw the filing at any time.
     The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Purchaser will be required to pay Holdings a termination fee of $30 million. The Merger Agreement contemplates consummation of the transaction by February 21, 2006.
     A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Item 8.01 Other Events.
On October 13, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
               Exhibit 2.1. Agreement and Plan of Merger dated as of October 11, 2005, by and among Team Health Holdings, L.L.C., Team Health, Inc., Team Finance LLC, Team Health MergerSub, Inc., Ensemble Parent LLC and Ensemble Acquisition LLC.
               Exhibit 99.1. Press Release dated October 13, 2005.

SIGNATURE
     According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: October 17, 2005

TEAM HEALTH, INC.

By:	/s/ Robert J. Abramowski

Name: Robert J. Abramowski Title: Executive Vice President Finance and Administration

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 11, 2005, by and among Team Health Holdings, L.L.C., Team Health, Inc., Team Finance LLC, Team Health MergerSub, Inc., Ensemble Parent LLC and Ensemble Acquisition LLC.

99.1	Press Release dated October 13, 2005.